Exhibit 10.13

COMMERCE UNION BANK AND COMMERCE UNION BANCSHARES, INC.

SECOND AMENDMENT TO EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT

THIS SECOND AMENDMENT to that certain Management Incentive Stock Option Agreement (the “Agreement”) is made and entered into as of the date set forth below, by and among Commerce Union Bank (the “Bank”), Commerce Union Bancshares, Inc. (the “Company”), and the optionee whose name appears below (“Optionee”).

WHEREAS, the Company and the Bank entered into that certain Agreement and Plan of Share Exchange (the “Share Exchange Agreement”), dated April 26, 2011, pursuant to which, as of June 6, 2012, the Company assumed all responsibilities and obligations of the Bank with respect to all outstanding Bank Stock Options, as defined in the Share Exchange Agreement; and

WHEREAS, the Company, the Bank, and the Optionee entered into the Employee Incentive Stock Option Agreement (“Stock Option Agreement”), dated             , 20    , and now wish to amend the Stock Option Agreement to revise the terms under which the Optionee may exercise Options.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the undersigned agree as follows:

1.	Amendment of Section 5(b). Section 5(b) of the Commerce Union Bancshares, Inc. Employee Incentive Stock Option Agreement is hereby amended by deleting the current contents thereof in their entirety and substituting therefor the following:

5(b). In the event employment of the Optionee by the Bank is terminated, Optionee may exercise any vested portion of the Option at any time prior to the original Expiration Date of said Option, unless otherwise determined by the Board of Directors of the Company, and in accordance with Section 422 of the Internal Revenue Code. Notwithstanding the foregoing, in the event of Optionee’s retirement, such retirement being deemed to occur when Optionee reaches the age of sixty-five (65) (“Retirement Date”), any unvested portion of any and all Options shall become vested on such Retirement Date.

2.	Amendment of Section 5(c). Section 5(c) of the Commerce Union Bancshares, Inc. Employee Incentive Stock Option Agreement is hereby amended by deleting the current contents thereof in their entirety and substituting therefor the following:

5(c). In the event of the death of the Optionee while actively employed by the Bank, any vested portion of the Option may be exercised at any time within one year after the date of death by the personal representative of the estate of the Optionee or by any person who has acquired the Option from the Optionee by bequest or inheritance.

Signatures on following page

IN WITNESS WHEREOF, the Company, the Bank, and the Optionee have duly executed this Second Amendment to the Commerce Union Bancshares, Inc. Employee Incentive Stock Option Agreement, which shall be deemed effective as of June 19, 2014.

COMMERCE UNION BANCSHARES, INC.	OPTIONEE
AND
COMMERCE UNION BANK

(Signature)

William Ronald DeBerry, President and CEO	(Print Name)

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